                                                                   EXHIBIT 10.8



                                                            [EXECUTION VERSION]






================================================================================






                         SECURITIES PURCHASE AGREEMENT

                                    BETWEEN

                           SIERRA WELL SERVICE, INC.
                                (the "Company")

                                      AND

                            JOINT ENERGY DEVELOPMENT
                       INVESTMENTS II LIMITED PARTNERSHIP
                               (the "Purchaser")

                           DATED AS OF MARCH 31, 1999



                           SERIES A PREFERRED SHARES


                     SERIES B CONVERTIBLE PREFERRED SHARES

                                      AND

                     SERIES C CONVERTIBLE PREFERRED SHARES




================================================================================

                               TABLE OF CONTENTS

ARTICLE I

         DEFINITIONS..............................................................................................1
         Section 1.01      Definitions............................................................................1
         Section 1.02      Accounting Procedures and Interpretation...............................................7

ARTICLE II

         ISSUANCE OF SECURITIES; RIGHTS OF PURCHASER..............................................................7
         Section 2.01      Issuance of Securities.................................................................7
         Section 2.02      The Closing............................................................................8
         Section 2.03      Delivery...............................................................................8
         Section 2.04      Tax Matters............................................................................8
         Section 2.05      Rights of Purchaser....................................................................8

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................8
         Section 3.01      Corporate Existence....................................................................9
         Section 3.02      Corporate Power and Authorization......................................................9
         Section 3.03      Binding Obligations....................................................................9
         Section 3.04      No Legal Bar Or Resultant Lien.........................................................9
         Section 3.05      No Consent.............................................................................9
         Section 3.06      Financial Condition....................................................................9
         Section 3.07      Liabilities............................................................................9
         Section 3.08      Litigation............................................................................10
         Section 3.09      Taxes; Governmental Charges...........................................................10
         Section 3.10      Titles, Etc...........................................................................10
         Section 3.11      Defaults..............................................................................10
         Section 3.12      Casualties; Taking of Properties......................................................10
         Section 3.13      Location of Business and Offices......................................................10
         Section 3.14      Compliance with the Law...............................................................10
         Section 3.15      No Material Misstatements.............................................................11
         Section 3.16      ERISA.................................................................................11
         Section 3.17      Environmental Matters.................................................................11
         Section 3.18      Capitalization........................................................................12
         Section 3.19      Subsidiaries; Partnerships............................................................13
         Section 3.20      Conversion Shares.....................................................................13
         Section 3.21      Certain Fees..........................................................................13


ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................13
         Section 4.01      Investment............................................................................13
         Section 4.02      Nature of Purchaser...................................................................14
         Section 4.03      Receipt of Information; Authorization.................................................14
         Section 4.04      No Consent............................................................................14

ARTICLE V

         COVENANTS PENDING CLOSING...............................................................................14
         Section 5.01      Antitrust Notification................................................................14
         Section 5.02      Mergers...............................................................................15
         Section 5.03      Dividends.............................................................................15
         Section 5.04      Nature of Business....................................................................15
         Section 5.05      Amendment of Certificate of Incorporation or Bylaws...................................15
         Section 5.06      Asset Sales...........................................................................15
         Section 5.07      Equity Proceeds.......................................................................15

ARTICLE VI

         CONDITIONS PRECEDENT TO CLOSING.........................................................................16
         Section 6.01      Conditions Precedent to Obligations of the Purchasers.................................16
         Section 6.02      Conditions Precedent to Obligations of the Company....................................17

ARTICLE VII

         COVENANTS...............................................................................................18
         Section 7.01      Financial Statements and Reports......................................................18
         Section 7.02      Compliance with Laws..................................................................19
         Section 7.03      Further Assurances....................................................................19
         Section 7.04      Accounts and Records..................................................................19
         Section 7.05      Right of Inspection...................................................................19
         Section 7.06      Transactions with Affiliates..........................................................19
         Section 7.07      Public Disclosures....................................................................19

ARTICLE VIII

         MISCELLANEOUS...........................................................................................20
         Section 8.01      Interpretation and Survival of Provisions.............................................20
         Section 8.02      Costs, Expenses and Taxes.............................................................20
         Section 8.03      No Waiver; Modifications in Writing...................................................20
         Section 8.04      Binding Effect; Assignment............................................................21
         Section 8.05      Replacement Securities................................................................21
         Section 8.06      Communications........................................................................21








         Section 8.07      Governing Law.........................................................................22
         Section 8.08      Arbitration...........................................................................22
         Section 8.09      Execution in Counterparts.............................................................23

Exhibits:

Exhibit 1.01(a) - Certificate of Designations of Series A Preferred Stock
Exhibit 1.01(b) - Certificate of Designations of Series B Preferred Stock
Exhibit 1.01(c) - Certificate of Designations of Series B Preferred Stock
Exhibit 7.01(c) - Budget Requirements

Schedules:

Schedule 3.07 - Liabilities
Schedule 3.08 - Litigation
Schedule 3.17 - Environmental
Schedule 3.18 - Capitalization
Schedule 3.19 - Subsidiaries; Partnerships


                         SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT, dated as of March 31, 1999 (this "Agreement"), between SIERRA WELL SERVICE, INC., a Delaware corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership (the "Purchaser").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AAA" has the meaning provided therefor in Section 8.08 (b) of this Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Auction Package" means the auction of various vehicles and miscellaneous obsolete equipment on or before May 31, 1999.

         "Basic Documents" means, collectively, this Agreement and the Equity Documents.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

         "Business Day" means any day other than Saturday, Sunday, or a day on which banking institutions in New York City are not required to be open for business.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet.

         "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Closing" has the meaning provided therefor in Section 2.02 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means the common stock, no par value per share, of the Company or such other Capital Stock or other securities as shall, after the date of this Agreement, constitute the common equity of the Company.

         "Conversion Shares" means the shares of Common Stock, Capital Stock and other securities, property or cash receivable upon conversion of the Preferred Shares.

         "Dispute" shall have the meaning set forth in Section 8.08 (a) of this Agreement.

         "EBITDA" means, with respect to any Person and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense, income taxes and depreciation and amortization of such Person for such period, in each case excluding (a) unrealized gains or losses with respect to such Person's investment portfolio,
(b) any extraordinary gains or losses, and (c) any gains or losses on the sale of fixed assets.

         "Effective Date" shall mean the date of this Agreement.

         "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company is conducting or at any time has conducted business, or where any property of the Company is located, or where any hazardous substances generated by or disposed of by the Company is located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" has the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste," "disposal" and "disposed" have the meanings specified in RCRA; provided, however, if either CERCLA, RCRA or OPA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any property of the Company is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply with respect to such property.

         "Equity Documents" means the Certificates of Designation relating to the Preferred Shares, the Registration Rights Agreement and the Stockholders' Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations thereunder.

         "Estimated Private Market Equity Value" means at any time the difference between (a) the sum of (i) the combined Net Working Capital of the Company, and (ii) the EBITDA of the Company, for the preceding four fiscal quarters most recently ended multiplied by 6.0, and (b) the outstanding Indebtedness of the Company.

         "Financial Statements" means consolidated balance sheets, statements of operations, and statements of cash flow, the consolidating schedules used to prepare the same, and, on an annual basis, appropriate footnotes prepared in accordance with GAAP.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Governmental Authority" means any (domestic or foreign) federal, native American Indian, state, province, county, city, municipal, or other political subdivision or government, department, commission, board, bureau, court, agency, or any other instrumentality of any of them, which exercises jurisdiction over the Company, or any of its property.

         "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business other than payables or liabilities 60 days past due, (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii), or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt of such Person,
(vii) all Redeemable Capital Stock that has any redemptions, dividend payments, or other obligations that are issued by such Person valued at the maximum redemption price plus all accrued and unpaid dividends thereon plus the maximum value of any other obligations thereunder and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum redemption price" of any Redeemable Capital Stock that does not have a fixed redemption price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock based on the Estimated Private Market Equity Value.

         "Investment Unit" has the meaning provided therefor in Section 2.04 of this Agreement.

         "JEDI I" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

         "JEDI II" means Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement or other interest in property designed to secure repayment of a liability whether arising by agreement or under law, or otherwise means any mortgage, charge, pledge, lien, security interest, or encumbrance of any kind.

         "Loan Agreements" means, collectively, the Senior Loan Agreement and the Subordinated Loan Agreement each between the Company and Purchaser dated March 31, 1999, relating to the Notes.

         "Material Adverse Effect" means any circumstances or events which could (i) have a material adverse effect on the assets or properties, liabilities, financial condition, business, operations, affairs, or circumstances of the Company from the facts represented or warranted in any Basic Document

(other than any representation or warranty related solely to a different point in time), or (ii) materially impair the ability of the Company to carry out its business as it exists on the date of this Agreement or proposed at the date of this Agreement to be conducted or to meet its obligations under the Basic Documents on a timely basis.

         "Net Working Capital" means, for any Person or group of Persons and as of any date of its determination, the remainder (shown on the balance sheets of such Person or group as of the end of the most recent fiscal quarter of such Person or group for which internal financial statements are available) of (i) all current assets of such Person or group and (ii) all current liabilities of such Person or group, except the current portion of long-term Indebtedness.

         "Notes" shall mean (i) the $24,408,000 Senior Credit Facility and (ii) the $25,000,000 Senior Subordinated Credit Facility, each dated as of March 31, 1999, made by the Company and payable to the order of the Purchaser that are issued pursuant to the Loan Agreements.

         "Partnerships" means partnerships with the Company as general partner.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Plan" means any plan subject to Title IV of ERISA and maintained by the Company or any such plan to which the Company is required to contribute on behalf of their employees.

         "Preferred Shares" means collectively, the Series A Shares, the Series B Shares and the Series C Shares.

         "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over- the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated, or, in all other cases, the Estimated Private Market Equity Value divided by the number of outstanding shares (on a fully diluted basis using the treasury stock method). The "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

         "Redeemable Capital Stock" of any Person means any Capital Stock of such Person that, either by its terms, by the terms of any Capital Stock or other security into which it is convertible or exchangeable or otherwise, (i), is, or upon the happening of an event or passage of time would be, required to be redeemed, or (ii) is redeemable at the option of the holder thereof, or (iii) is convertible into or exchangeable for debt securities.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 31, 1999, made by the Company in favor of the Purchaser relating to the Preferred Shares.

         "Securities" means the Preferred Shares and the Conversion Shares.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Series A Shares" means the 1,000 shares authorized and 500 shares issued of the Company's Series A Cumulative Preferred Stock, $10,000 par value per share, to the Purchaser on the date hereof pursuant to this Agreement and having the preferences, limitations and relative rights as set forth in the Company's Certificate of Designations of the Series A Preferred Stock attached hereto as Exhibit 1.01(a).

         "Series B Shares" means the 1,000 shares of the Company's Series B Convertible Preferred Stock, $1 par value per share, issued to the Purchaser on the date hereof pursuant to this Agreement and having the preferences, limitations and relative rights as set forth in the Company's Certificate of Designations of the Series B Convertible Preferred Stock attached hereto as
Exhibit 1.01(b).

         "Series C Shares" means the 1 share of the Company's Series C Convertible Preferred Stock, $1,000 par value per share, issued to the Purchaser on the date hereof pursuant to the Agreement and having the preferences, limitations and relative rights as set forth in the Company's Certificate of Designations of the Series C Convertible Preferred Stock attached hereto as Exhibit 1.01(c).

         "Stockholders' Agreement" means the Stockholders' Agreement dated as of March 31, 1999, entered into by and among the Purchaser, the Company and each of the Company's other equity investors.

         "Structuring Fee Agreement-Equity" means the agreement between the Company and ECT Securities Limited Partnership dated of even date herewith and relating to the fee payable to ECT Securities Limited Partnership for structuring the transactions set forth in the Equity Documents.

         "Subsidiary" of any specified Person means any other Person of which at the time of determination such specified Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Time of Purchase" has the meaning provided therefor in Section 2.02 of this Agreement.

         "Warrants" collectively means all warrants issued to JEDI II pursuant to the terms of the Securities Purchase Agreement dated September 30, 1997 between JEDI I and the Company, and any warrants issued upon the transfer thereof or in substitution therefor.

         Section 1.02 Accounting Procedures and Interpretation.

                  (a) The Company shall not materially change any method of accounting employed in the preparation of its financial statements from the methods employed in the preparation of its audited consolidated Financial Statements dated as of December 31, 1998, unless required to conform to GAAP or approved in writing by the Purchaser.

                  (b) Except as expressly provided for in this Agreement, all accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with GAAP with the same basis applied in the Financial Statements described in paragraph (a) above.

                  (c) When the financial statements or financial results of any group of Persons are described as "combined," that reference is to the financial statements or financial results of such Persons taken together on a combined basis after eliminating significant interentity balances and transactions.

                  (d) Whenever any Basic Document refers to a determination of the number of outstanding shares using the "treasury stock method," such determination shall be based upon (1) the number of common shares outstanding,
(2) plus the assumed conversion of all convertible securities into common stock, (3) plus the net additional shares outstanding assuming the exercise of all warrants and options. The net additional shares outstanding assuming the exercise of all warrants and options shall be the total new shares resulting from such exercise of the warrants and options, reduced by the number of shares that could be repurchased by the Company with the proceeds from the exercise thereof at a share price that is equal to a current market value. The current market value shall be (a) the Price or (b) if the Common Stock is not listed for trading on a national securities exchange or quoted by NASDAQ, the price per share as determined using the Estimated Private Market Equity Value.


                                   ARTICLE II

                  ISSUANCE OF SECURITIES; RIGHTS OF PURCHASER

         Section 2.01 Issuance of Securities. The Company agrees that it will issue the Preferred Shares to the Purchaser at the Time of Purchase, but effective as of the Effective Date, in accordance with the terms and conditions set forth herein for good and valuable consideration, receipt and sufficiency which is hereby accepted. Such issuance shall be made in consideration of the forgiveness of $5,002,000 of Indebtedness owed to JEDI II under the Original Loan Agreement as such term is defined in the Loan Agreements.

         Section 2.02 The Closing. The purchase and sale of Securities will take place at a closing (the "Closing") to be held at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana, Suite 2900, Houston, Texas 77002 at 10:00 a.m. (Houston, Texas time) on the fifth business day following the satisfaction or waiver of all conditions set forth herein to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions to be satisfied at or concurrently with the Closing), or on such other date on or before the date specified in Section 6.01(a) to which the Company and the Purchaser shall agree. The date and time at which the Closing is to be concluded is the "Time of Purchase."

         Section 2.03 Delivery. Delivery of the Securities pursuant to this Agreement shall be made at the Closing by the Company delivering to the Purchaser (i) one certificate representing the Series A Preferred Shares, (ii) one certificate representing the Series B Preferred Shares, and (iii) one certificate representing the Series C Preferred Shares, each registered in the name of the Purchaser (or such other Person as the Purchaser may have designated in writing to the Company at least three Business Days prior to the Time of Purchase). Against such delivery, at Closing, the Purchaser shall deliver to the Company the Warrants marked "canceled" and by such markings the Purchaser shall agree that such Warrants are canceled..

         Section 2.04 Tax Matters. The Company and the Purchaser agree as follows: (i) Purchaser's acquisition of the Notes and Preferred Shares constitutes the purchase of an "investment unit" (the "Investment Unit") for purposes of Treas. Reg.Section 1.1273-2(h)(1); (ii) the issue price of the Investment Unit is $54,410,000.00 as determined in accordance with Treas. Reg.
Section 1.1273-2(a)(1); (iii) the issue price for the Investment Unit shall be allocated among the Notes and the Preferred Shares in accordance with their relative fair market values, as required by Treas. Reg.Section 1.1273-2(h)(1); and (iv) the parties shall mutually agree to an allocation of the issue price among the Notes and the Preferred Shares prior to the Closing and shall be bound by such allocation for all tax-related purposes.

         Section 2.05 Rights of Purchaser. The Purchaser shall have such rights with respect to the registration of the Preferred Shares or the Conversion Shares under the Securities Act and state securities laws as are set forth in the Registration Rights Agreement, which shall be executed by the Company and the Purchaser at the Closing.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, for the benefit of the Preferred Shares, which representations and warranties shall survive the execution of any document or agreement, that as of the Effective Date and as of the Closing Date:

         Section 3.01 Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions where qualification is necessary.

         Section 3.02 Corporate Power and Authorization. The Company is duly authorized and empowered to execute, deliver, and perform the Basic Documents; and all corporate and other action on the Company requisite for the due execution, delivery, and performance of the Basic Documents has been duly and effectively taken.

         Section 3.03 Binding Obligations. The Basic Documents constitute valid and binding obligations of the Company enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

         Section 3.04 No Legal Bar Or Resultant Lien. The Basic Documents do not and will not, to the best of Company's knowledge, violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which the Company is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of the Company.

         Section 3.05 No Consent. Except for the filings required by the HSR Act, the execution, delivery, and performance by the Company of the Basic Documents does not require the consent or approval of any other Person or entity, including without limitation any Governmental Authority.

         Section 3.06 Financial Condition. The audited consolidated Financial Statements of the Company dated December 31, 1998, which have been delivered to Purchaser are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Company as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. The unaudited consolidated Financial Statements of the Company dated January 31, 1999, which have been delivered to Purchaser are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Company as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. Since the date of the January 31, 1999 Financial Statements, no change has since occurred in the condition, financial or otherwise, of the Company which could have a Material Adverse Effect.

         Section 3.07 Liabilities. The Company does not have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Purchaser in the Financial Statements described in Section
3.06 and on Schedule 3.07 attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation, or otherwise relative to the business, assets, or properties of the Company.

         Section 3.08 Litigation. Except as described in the consolidated Financial Statements of the Company described in Section 3.06, or as otherwise disclosed to the Purchaser in Schedule 3.08 attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the officers of the Company, threatened against or affecting the Company which involves the possibility of any judgment or liability not fully covered by insurance.

         Section 3.09 Taxes; Governmental Charges. The Company has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or its assets, properties, or income which are due and payable, including interest and penalties or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         Section 3.10 Titles, Etc. The Company has good and defensible title to all of its assets reflected as being owned by the Company in the Financial Statements of the Company described in Section 3.06, free and clear of all liens or other encumbrances except Permitted Liens.

         Section 3.11 Defaults. The Company is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement, or other material agreement or instrument to which the Company is a party.

         Section 3.12 Casualties; Taking of Properties. Since the date of the Financial Statements described in Section 3.06, neither the business nor the assets or properties of the Company have been affected, as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, or other labor disturbance, embargo, requisition, or taking of property or cancellation of contracts, permits, or concessions by any governmental authority thereof, riot, activities of armed forces, or acts of God or of any public enemy.

         Section 3.13 Location of Business and Offices. The principal place of business of the Company is located at 406 N. Big Spring, Midland, Texas 79701-4326.

         Section 3.14 Compliance with the Law.

                  (a) The Company is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Company, or any of its assets or properties are subject;

                  (b) the Company has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

which violation or failure is reasonably expected to have a Material Adverse Effect.

         Section 3.15      No Material Misstatements.

                  (a) There are no facts or conditions relating to the Basic Documents or the financial condition, assets, or business prospects of the Company that could, collectively or individually, have a Material Adverse Effect.

                  (b) The Financial Statements and other related financial data (excluding all projections and pro forma financial data) and reserve reports furnished to the Purchaser by or at the direction of the Company in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the

Purchaser in that connection, such Financial Statements, related financial data (excluding all projections and pro forma financial data) and reserve reports do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading.

         Section 3.16 ERISA. The Company is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Company.

         Section 3.17 Environmental Matters. Except as disclosed on Schedule
3.17:

                  (a) Environmental Laws, etc. No property of the Company nor the operations conducted thereon violates any applicable order of any Governmental Authority or Environmental Laws which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                  (b) No Litigation. Without limitation of paragraph (a) above, no property of the Company nor the operations currently conducted thereon or by any prior owner or operator of such property or operation, is in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry, or proceeding could reasonably be expected to have a Material Averse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                  (c) Notices, Permits, etc. All notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company in connection with the operation or use of any and all property of the Company, including but not limited to past or present treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed where the failure to do so could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                  (d) Hazardous Substances Carriers. All hazardous substances or solid waste generated at any and all property of the Company have in the past been transported, treated, and disposed of only by carriers maintaining valid permits under any Environmental Law, and only at treatment, storage, and disposal facilities maintaining valid permits under any Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, where the failure to maintain and comply with such permits could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                  (e) Hazardous Substances Disposal. The Company has taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any property of the Company, except in compliance with Environmental Laws, which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                  (f) OPA Requirements. To the extent applicable, the Company has complied with all design, operation, and equipment requirements imposed by OPA or scheduled to be imposed by OPA, and the Company does not have reason to believe that it will not be able to maintain such compliance with OPA requirements.

                  (g) No Contingent Liability. The Company does not have any material contingent liabilities in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed an aggregate of $500,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to such release or threatened release.

         Section 3.18 Capitalization. The authorized Capital Stock of the Company consists of: 500,000 shares of Common Stock, no par value per share and 2,500 shares of preferred stock, par value $10,000 per share. As of the close of business on March 31, 1999 and upon the Closing Date, there were issued and outstanding 4370.71 shares of Common Stock and no other shares of Capital Stock. Upon the Closing Date, the only shares of Preferred Stock issued and outstanding are the Preferred Shares issued pursuant hereto. All outstanding shares of the Company's Capital Stock are validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.18(a), are not subject to any preemptive rights. Other than as set forth on Schedule 3.18(b) the Company is not a party to any voting trust or other agreement or understanding with respect to the voting of its Capital Stock. Other than the Preferred Shares, there are no (i) outstanding securities convertible or exchangeable into Capital Stock of the Company or (ii) contracts, commitments, agreements, understandings, or arrangements of any kind to which the Company is a party relating to the issuance of any Capital Stock of the Company. The Company is not a party to or bound by any agreement with respect to any of its securities which grants registration rights to any person, except as set forth on Schedule 3.18(c).

         Section 3.19 Subsidiaries; Partnerships. There are no Subsidiaries of the Company. The Company is not a partner in a Partnership, limited liability company, joint venture, association or other business entity, except as set forth on Schedule 3.19.

         Section 3.20 Conversion Shares. When issued and delivered in accordance with the terms of the Preferred Shares, any and all of the Conversion Shares issuable upon conversion of the

Preferred Shares will be duly and validly issued, fully paid, nonassessable, and, other than as set forth in the Basic Documents, free of preemptive rights and free from all taxes payable by the Company and Liens (except any Liens created or suffered to be created by the Purchaser) and will not be subject to any restriction on the voting or transfer thereof created by the Company.

         Section 3.21 Certain Fees. Except for the structuring fee payable to ECT Securities Limited Partnership pursuant to the Structuring Fee Agreement-Equity, no fees or commissions will be payable by the Company to brokers, finders, investment bankers, or Purchaser with respect to the issuance and sale of any of the Securities or the consummation of the transaction contemplated by this Agreement. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker's, finders or placement fees, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the issuance or sale of the Securities or the consummation of the transaction contemplated by this Agreement.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


The Purchaser represents and warrants to the Company, which representations and warranties shall survive the execution of any document or agreement, that as of the Effective Date and the Closing Date:

         Section 4.01 Investment. The Purchaser represents and warrants to, and covenants and agrees with, the Company that the Securities are being acquired for its own account and with no intention of distributing or reselling the Securities in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchaser's right at all times to sell or otherwise dispose of all or any part of the Securities under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144A promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Preferred Shares or the Conversion Shares, the Purchaser understands and agrees (i) that it may do so only (A) in compliance with the Securities Act and applicable state securities law, as then in effect, and (B) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such Securities. The Purchaser agrees to the imprinting, so long as appropriate, of a legend on each certificate representing Securities, to the effect as set forth above.

         Section 4.02 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, the Company that, (i) it is an "accredited investor" within the meaning of paragraphs (a)(3) or (8) of Rule 501 under the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

         Section 4.03 Receipt of Information; Authorization. The Purchaser acknowledges that it has had an opportunity to ask questions of and receive satisfactory answers from designated representatives of the Company concerning the terms and conditions pursuant to which the purchase of the Securities are made. The Purchaser acknowledges that it has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the information provided to it and for the purpose of answering any questions it may have concerning the business affairs and financial condition of the Company. The Purchaser represents that it alone or with its advisors has knowledge and experience in the business of the Company so as to be capable of evaluating the merits and risks of an investment in the Company based upon the information furnished to it, its knowledge of the business and affairs of the Company, the records, files, and plans of the Company (which have been made available to it), such additional information as it has requested and has received from the Company, and the independent inquiries and investigations undertaken by it. The Purchaser represents and warrants that the purchase of the Securities by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf.

         Section 4.04 No Consent. Except for the filings required by the HSR Act, the execution, delivery, and performance by the Purchaser of the Basic Documents does not require the consent or approval of any other Person or entity, including without limitation any Governmental Authority.


                                   ARTICLE V

                           COVENANTS PENDING CLOSING

         Section 5.01 Antitrust Notification. Each of the Company and Purchaser will as promptly as practicable, and in any event within 15 days after the Effective Date, make all filings or submissions as are required under the HSR Act. Each of the Company and Purchaser will as promptly as practicable furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Purchaser will as promptly as practicable notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Authority in connection therewith and will as promptly as practicable (i) take all reasonable actions necessary to comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Authority with respect to any such inquiry or request. In addition, each of the Company and Purchaser will keep the other apprised of the status of any such inquiry or request and take such reasonable actions as are necessary to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated hereby.

         Section 5.02 Mergers. Beginning on the Effective Date and until the Time of Purchase, the Company shall not, and shall not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, to liquidate, dissolve or incur a name change, including a change of trade name.

         Section 5.03 Dividends. Beginning on the Effective Date and until the Time of Purchase, the Company shall not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to stockholders, or make any distribution of its assets to its stockholders as such.

         Section 5.04 Nature of Business. Beginning on the Effective Date and until the Time of Purchase, the Company shall not, and shall not permit any Subsidiary to, allow any material change to be made in the character of their business as carried on at the date hereof.

         Section 5.05 Amendment of Certificate of Incorporation or Bylaws. Beginning on the Effective Date and until the Time of Purchase, the Company shall not, and shall not permit any Subsidiary to, allow any amendment to, or other alteration of, their Certificate of Incorporation, Bylaws or any contract, agreement or instrument that could have a detrimental affect on the Company.

         Section 5.06 Asset Sales. Beginning on the Effective Date and until the Time of Purchase, the Company shall not and shall not permit any Subsidiary to, sell, transfer or otherwise convey any interest of the Company or the Subsidiary in any of their respective assets without the prior written consent of the Purchaser if the aggregate amount of the consideration received from all such sales, transfers, and conveyances during any fiscal year of the Company would exceed $100,000; provided, however, that the Company may (i) sell the Lampassas Ranch and (ii) complete the sale of the Auction Package. No sale, transfer or conveyance shall be for less than the fair market value of the asset.

         Section 5.07 Equity Proceeds. Beginning on the Effective Date and until the Time of Purchase, the Company shall not, and shall not permit any Subsidiary to, issue any additional Capital Stock or debt securities following the Effective Date, without the prior written consent of the Purchaser.


                                   ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

         Section 6.01 Conditions Precedent to Obligations of the Purchasers. The obligation of Purchaser to acquire the Securities is subject, at the Time of Purchase, to the prior or simultaneous satisfaction or waiver of the following conditions:

                  (a) The Time of Purchase shall not be later than 5:00 P.M., Houston, Texas time, on May 15, 1999, subject to extension if the Purchaser agrees to extend the Time of Purchase upon request to do so by the Company.

                  (b) The Company shall have duly amended its Certificate of Incorporation to provide for a number of authorized shares of preferred stock sufficient to issue the Preferred Shares hereunder.

                  (c) The Company shall have duly amended its Certificate of Incorporation and/or Bylaws, in form and substance satisfactory to the Purchaser, including, without limitation, allowing for a maximum of seven Persons on the Company's Board of Directors.

                  (d) The representations and warranties made by the Company herein shall be true and correct (except for changes expressly provided for by this Agreement) on and as of the Effective Date and the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Company shall have performed and complied with all agreements and conditions set forth in or contemplated hereunder or in the Basic Documents required to be performed or complied with by it at or prior to the Effective Date and/or the Time of Purchase, and the Basic Documents shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                  (e) The Company's stockholders shall have duly executed a valid written consent approving the form and content of the Basic Documents and the performance thereof by the Company and shall have delivered a copy of such consent to the Purchaser.

                  (f) The Purchaser shall have received duly executed and delivered copies of this Agreement, the Loan Agreements and the Structuring Fee Agreement-Equity, intended for delivery on the Effective Date including the Equity Documents together with all other documents reasonably requested by the Purchaser in connection therewith and all proceedings taken in connection with the issuance of the Securities and the transactions contemplated by the Basic Documents shall be reasonably satisfactory to the Purchaser and its counsel.

                  (g) The Purchaser shall have received an opinion of counsel to the Company acceptable to the Purchaser addressing the existence and good standing of the Company, the authorization of the Basic Documents, the enforceability of the Basic Documents, the absence of conflicts with law, other material agreements, and court orders, the absence of litigation, and such other matters as the Purchaser may request.

                  (h) The Purchaser shall have received a certificate, dated the Time of Purchase, of the Secretary or an Assistant Secretary of the Company, (i) certifying as true, complete and correct the charter and by-laws of the Company and resolutions of the Board of Directors attached thereto, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Company,
         (iii) as to the incumbency of the officers of the Company who shall have executed instruments, agreements, and other documents in connection with the transactions contemplated hereby or by the Basic Documents, and (iv) covering such other matters, and with such other attachments thereto, as the Purchaser may request, and such certificate and the attachments thereto shall be satisfactory in form and substance to the Purchaser.

                  (i) The Purchaser shall have completed its due diligence review of such matters as it shall deem appropriate, and a review of the Company's properties and operations with respect to compliance with Environmental Laws, and any available reports related thereto, and the results of such due diligence review shall be satisfactory to the Purchaser.

                  (j) The Company shall have paid to or on behalf of the Purchaser all amounts payable pursuant to Section 8.02 of this Agreement and shall have made to ECT Securities Limited Partnership all payments required under the terms of the Structuring Fee Agreement-Equity.

                  (k) The Purchaser shall have received or be satisfied with the completion of all other items described on the current listing of closing documents distributed by the Purchaser to the Company in connection with the execution of this Agreement.

                  (l) The waiting period under the HSR Act and the rules and regulations promulgated thereunder applicable to the transactions contemplated hereunder shall have expired or been terminated.

         Section 6.02 Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell Securities hereunder is subject, at the Time of Purchase, to the prior or simultaneous satisfaction or waiver of the following conditions:

                  (a) The representations and warranties made by the Purchaser herein shall be true and correct on and as of the Effective Date and the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase.

                  (b) The issuance of the Securities by the Company shall not at the Time of Purchase be enjoined (temporarily or permanently) under the laws of any jurisdiction to which the Company is subject.

                  (c) The Purchaser shall have delivered such Warrants to the Company marked "canceled" which such markings shall indicate Purchaser's agreement that such Warrants are canceled.

                  (d) The Purchaser shall have accepted delivery of the Securities.

                  (e) Each of the Basic Documents shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                                  ARTICLE VII

                                   COVENANTS

The Company covenants to the Purchaser, for the benefit of the Preferred Shares, that so long as any Preferred Shares are outstanding:

         Section 7.01 Financial Statements and Reports. The Company shall promptly furnish to the Purchaser from time to time upon request such information regarding the business and affairs and financial condition of the Company, as the Purchaser may reasonably request, and will furnish to the
Purchaser:

                  (a) Annual Audited Financial Statements - as soon as available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited Financial Statements (consolidated, if applicable) of the Company, certified, without any qualification or limit of the scope of the examination of matters relevant to the financial statements, by KPMG Peat Marwick, L.L.P., any nationally recognized public accounting firm or any other accounting firm approved by the Purchaser.

                  (b) Quarterly Financial Statements - as soon as available, and in any event within forty-five (45) days after the end of each calendar quarter of each year (except the last calendar quarter in any fiscal year), the quarterly unaudited Financial Statements (consolidated and consolidating) of the Company.

                  (c) Annual Budget - as soon as available and in any event on or before last Business Day of each November, the detailed income statements and capital budgets for the coming calendar year as of the date of the budget approved by the Company's Board of Directors for the Company and its Subsidiaries, such budget being prepared in accordance with Exhibit 7.01(c).

                  (d) Additional Information - promptly upon request of the Purchaser from time to time, any additional financial information or other information that the Purchaser may reasonably request.

All such information, reports, and Financial Statements referred to in this
Section 7.01 shall be in such detail as the Purchaser may reasonably request and shall be prepared in a manner consistent with the requirements set forth above and in Section 1.02.

         Section 7.02 Compliance with Laws. The Company shall observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, deuces, injunctions, rules, regulations, orders, and restrictions of applicable Governmental Authorities, including those relating to Environmental Laws and energy regulations.

         Section 7.03 Further Assurances. The Company shall promptly cure any defects in the creation and issuance of the Equity Documents. The Company shall promptly execute and deliver to the Purchaser upon its reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in the Equity Documents.

         Section 7.04 Accounts and Records. The Company shall keep books, records, and accounts in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with the requirements of Section 1.02.

         Section 7.05 Right of Inspection. The Company shall permit any officer, employee, or agent of the Purchaser to examine their books, records, and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Purchaser may reasonably request. The Purchaser will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Purchaser's officers, employees, legal counsel, regulatory authorities, or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of the Purchaser' rights and remedies under the Equity Documents.

         Section 7.06 Transactions with Affiliates. The Company shall not enter into any transaction with any of its Affiliates, except transactions upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with a unrelated third party.

         Section 7.07 Public Disclosures. The Company covenants that it will not disclose the identity of the Purchaser in any public announcement, governmental filing or otherwise without Purchaser's prior written consent unless such disclosure is compelled or required by law, stock exchange rule or by order of a court of competent jurisdiction.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever the Company has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser's sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations, warranties, and covenants made in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company or the Purchaser or (b) acceptance of any of the Securities and payment therefor and repayment or repurchase thereof. The provision of Section 8.02 shall remain operative and in full force and effect unless such Sections are expressly terminated in a writing referencing those individual Sections, regardless of any purported general termination of this Agreement.

         Section 8.02 Costs, Expenses and Taxes. The Company agrees to pay all costs and expenses (including reasonable, properly documented fees and expenses of counsel to the Purchaser) reasonably incurred by the Purchaser in connection with negotiation, preparation, printing, execution and delivery of the Basic Documents and the transactions contemplated hereby and thereby. The Company shall also pay any expenses of the Purchaser reasonably incurred in connection with any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all stamp, transfer, and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Securities and shall save and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

         Section 8.03 No Waiver; Modifications in Writing.

                  (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity or otherwise.

                  (b) Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by the Company and the holder of the majority of the Preferred Shares. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 8.04 Binding Effect; Assignment. This Agreement shall be binding upon the Company and the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. Prior to the Time of Purchase, the rights and obligations of the Purchaser under this Agreement may not be assigned to any other Person except with the prior consent of the

Company, which shall not be unreasonably withheld. After the Time of Purchase, the rights and obligations of the Purchaser under this Agreement with respect to the Preferred Shares may be assigned by the Purchaser by assignment of the Preferred Shares, and upon any such assignment, the holder of the Preferred Shares shall succeed to all of the Purchaser's rights and obligations under this Agreement with respect to the Preferred Shares and the Purchaser shall be automatically released from any obligations thereunder with respect to the Preferred Shares. Upon request of the Purchaser in connection with the transfer of any Preferred Shares, the Company shall execute and deliver any amendment to this Agreement, the Preferred Shares, and the other Basic Documents reasonably requested by the Purchaser to reflect the transfer.

         Section 8.05 Replacement Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificates representing Preferred Shares or Conversion Shares and, in the case of any such loss, theft, or destruction, upon delivery of any unsecured letter of indemnity to the Company or, in the case of any such mutilation, upon surrender or cancellation thereof, the Company will issue new certificates representing Preferred Shares, or Conversion Shares, as applicable.

         Section 8.06 Communications. All notices and demands provided for hereunder shall be in writing, and if to the Purchaser, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, air courier guaranteeing overnight delivery or personal delivery, to the Purchaser, to the following address:

         Joint Energy Development Investments II Limited Partnership c/o Enron Corp.
         1400 Smith Street
         Houston, Texas  77002
         Attention: Donna Lowry, Director - 28th Floor
         Telecopier: (713) 646-3602

         and, if to the Company:

         Sierra Well Service, Inc.
         406 N. Big Spring
         Midland, Texas 79701
         Attention: H.H. Wommack III
         Telecopier: (915) 688-0191

or to such other address as the Company or Purchaser may designate in writing. All other communications may be by regular mail. All such notices and communications and all notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Section 8.07 Governing Law. The laws of the State of New York will govern this Agreement without regard to principles of conflicts of laws.

         Section 8.08      Arbitration.

                  (a) Binding Arbitration. On the request of either Company or Purchaser, (whether made before or after the institution of any legal proceeding), any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Either Company or Purchaser may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

                  (b) Governing Rules. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

                  (c) Arbitrators. Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least 10 years or a retired judge at the Texas or United States District Court or an appellate court level: (2) a person with at least 10 years experience in commercial lending: and (3) a person with at least 10 years experience in the petroleum industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrators may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

                  (d) Conduct of Arbitration. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. Company and Purchaser each agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

                  (e) Costs of Arbitration. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be paid by Company and Purchaser equally unless otherwise awarded by the arbitrators.

         Section 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                [SIGNATURE PAGE - SECURITIES PURCHASE AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                                   SIERRA WELL SERVICE, INC.


                                   /s/ Bill E. Coggin
                                   ---------------------------------------------
                                   Bill E. Coggin
                                   Vice Chairman


                                   JOINT ENERGY DEVELOPMENT
                                   INVESTMENTS II LIMITED
                                   PARTNERSHIP

                                   By:      Enron Capital Management II Limited
                                            Partnership, its General Partner


                                            By:      Enron Capital II Corp.,
                                                     its General Partner

                                                   /s/ John D. Curtin III
                                                   -----------------------------
                                            Name:  John D. Curtin III
                                            Title:  Agent and Attorney-in-Fact



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